THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

Warrant No. CS-1

Date of Issuance: June __, 2014

First Permitted Exercise Date: Second Anniversary of Date of Issuance

Expiration Date: November 11, 2020

Cell Source, Inc. .

Warrant to Purchase Common Stock

Cell Source, Inc., a company incorporated under the laws of the State of Nevada (the “Company”), having its principal place of business at Toyota Tower, 23rd Floor, 65 Yigal Alon Street, Tel Aviv 6744316, hereby certifies that [_____________________], or its permitted assigns as set out in subsection 5(a) below (the “Holder”), is entitled, from and after the First Permitted Exercise Date (as defined below) and until the Expiration Date (as defined below), subject to the terms and conditions set forth below, to purchase from the Company at any time or from time to time on or before 12:00 midnight (Tel Aviv time) on the Expiration Date (as defined below), up to [___________] shares of common stock, par value $.001 per share of the Company (and any shares of capital stock substituted for the Common Stock as a result of any stock split, stock dividend, recapitalization, rights offering, exchange, merger or similar event or otherwise, including as described in this Warrant) subject to adjustment as provided in this Warrant (“Warrant Shares”) at a purchase price of $.001 per share subject to adjustment as provided in this Warrant (“Exercise Price”).

In addition to terms defined in the preamble and heading above and elsewhere in this Warrant, the following terms shall have the following meanings:

“Business Day” shall mean any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Common Stock” shall mean, when used herein, unless the context otherwise requires, the stock and other securities and property at the time receivable upon the exercise of this Warrant.

“First Permitted Exercise Date” shall be the second anniversary of the date of issuance of this Warrant.

1.          Exercise.

(a)          Exercise for Cash. The Holder may, at its option, elect to exercise this Warrant, in whole or in part and at any time or from time to time, from and after the First Permitted Exercise Date and on or before the Expiration Date, by surrendering this Warrant, with the exercise form appended hereto as Exhibit I duly executed by or on behalf of the Holder, at the principal office of the Company as set forth above, or at such other office constituting the principal office as the Company may designate pursuant to Section 12 below (the “Principal Office”), accompanied by payment in full, of the Exercise Price payable in respect of the number of Warrant Shares purchased upon such exercise.

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(b)          Cashless Exercise.

1.          The Holder may, at its option, elect to exercise this Warrant, in whole or in part and at any time and from time to time from and after the First Permitted Exercise Date and on or before the Expiration Date, on a cashless basis (but only if there is no effective registration statement with the United States Securities and Exchange Commission (the “SEC”) covering the portion of the Warrant Shares being exercised), by surrendering this Warrant, with the exercise form appended hereto as Exhibit I duly executed by or on behalf of the Holder, at the Principal Office of the Company. In the event of an exercise pursuant to this subsection 1(b), the number of Warrant Shares issued to the Holder shall be determined according to the following formula:

X = Y(A-B)

A

Where: X =	the number of Warrant Shares that shall be issued to the Holder;

Y =	the number of Warrant Shares for which this Warrant is being exercised;

A =	the Fair Market Value (as defined below) of a Warrant Share; and

B =	the per share Exercise Price then in effect (as adjusted to the date of such calculation).

2.          The Fair Market Value per Warrant Share shall be determined as follows:

i.            if the exercise is in connection with an underwritten public offering of Warrant Shares and the Holder so elects, the "price to public" specified for such Warrant Shares in the final prospectus or supplement thereto for such public offering;

ii.         if the Warrant Shares are then listed or admitted to trading on the New York Stock Exchange, the Nasdaq Capital Market, Nasdaq Global Market, the Nasdaq Global Select Market, or the NYSE MKT or any successor to the aforementioned (each such exchange, a “Recognized Securities Exchange”) and Fair Market Value is not being determined as described in paragraph (i) of this definition, the average of the high and low sales prices of the Warrant Shares on such Recognized Securities Exchange (and, if the Warrant Shares are then listed or admitted to trading on more than one Recognized Securities Exchange, the Fair Market Value shall be based on the Recognized Securities Exchange on which the volume of trading of the Warrant Shares is greatest, based on the average trading volume during the four (4) weeks ended immediately prior to the Exercise Date) for the last trading day immediately preceding the Exercise Date (as defined in subsection 1(c) below), as officially reported on the Recognized Securities Exchange on which the Warrant Shares are then listed or admitted to trading;

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iii.         if the Warrant Shares are not listed or admitted to trading on any Recognized Securities Exchange and Fair Market Value is not being determined as described in paragraph (i) of this definition, the average of the high and low sales prices (or if there are no sales, the average of the high and low bid prices) of the Warrant Shares on the last trading day immediately preceding the Exercise Date in an organized over-the-counter market (such as the market reported in the OTC Bulletin Board or the OTCQB (or any successor thereto)) as reported by any member firm of a Recognized Securities Exchange selected by the Holder in the country of such organized over-the-counter market, provided that the average daily US dollar value of the volume of trading of the Warrant Shares in such over-the-counter trading market during the four (4) weeks immediately preceding the Exercise Date, as officially reported on such organized over-the-counter market, is at least $75,000;

iv.         if no Warrant Shares are then listed or admitted to trading on any Recognized Securities Exchange or traded on an organized over-the-counter market or, even if trading on an organized over-the-counter market occurs, such trading fails to meet the minimum requirements set forth in paragraph (iii) of this definition above and if Fair Market Value is not being determined as described in paragraph (i) of this definition, the Fair Market Value of a Warrant Share shall be as determined by an investment bank selected by Holder with the approval of the Company (which approval shall not be unreasonably withheld or delayed), the costs of such investment banker to be paid by the Company.

(c)          Exercise Date. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection 1(a) or 1(b) above (the “Exercise Date”); provided, however, if the exercise is in connection with an underwritten offering of Warrant Shares, the exercise may, at the option of the Holder, be conditioned upon the closing with the underwriters of the sale of such shares pursuant to such offering, in which event the Holder shall not be deemed to have exercised this Warrant until immediately prior to the closing of such sale of Warrant Shares, in which case the "Exercise Date" shall mean the date of closing of the sale of such shares pursuant to such public offering. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

(d)          Issuance of Certificates. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within two (2) Business Days (provided that if the Warrant Shares are not then listed or admitted to trading on any Recognised Securities Exchange or traded on an organised over-the-counter market, seven (7) Business Days) thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Holder, or as the Holder may direct:

1.          a certificate or certificates or, alternatively, shares in electronic form, for the number of full Warrant Shares to which the Holder shall be entitled upon such exercise, in each case, with a restrictive legend required under U.S. federal or state securities law or regulation; provided that when the Warrant Shares shall have been effectively registered under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”) and sold by the holder thereof in accordance with such registration or sold under and pursuant to Rule 144 under the U.S. Securities Act, the purchaser thereof shall be entitled to stock certificates of like tenor not bearing the aforementioned legend; and

2.          in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal to the number of such shares purchasable pursuant to this Warrant minus the number of Warrant Shares (a) for which this Warrant was so exercised; and (b) if such exercise is made in accordance with subsection 1(b) above, cancelled in order to exercise the Warrant in accordance with the formula set forth in subsection 1(b) above.

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(e)          Registration in the Shareholder Register. The Holder shall be registered by the Company in the register of shareholders of the Company (the “Register”) as a shareholder of the Company, and shall be deemed the record owner of such Warrant Shares as of and from the close of business on the Exercise Date and the Company upon written request from the Holder shall promptly provide the Holder with a copy of such registration of the Holder in the Register, certified by an authorised officer of the Company or of the Company's transfer agent for the Warrant Shares.

2.          Adjustments.

(a)          Adjustment for Stock Splits and Combinations. If the Company shall, at any time or from time to time while the Warrant is outstanding, effect a subdivision of the outstanding Warrant Shares, the Exercise Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall, at any time or from time to time on or after the Determining Date, combine the outstanding Warrant Shares, the Exercise Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)          Adjustment for Certain Share Dividends and Distributions. In the event the Company shall, at any time or from time to time after the Determining Date, make or issue, or fix a record date for the determination of holders of Warrant Shares entitled to receive, a share dividend or other share distribution payable in additional Warrant Shares, then and in each such event the Exercise Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Exercise Price then in effect by a fraction:

i.            the numerator of which shall be the total number of Warrant Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

ii.         the denominator of which shall be the total number of Warrant Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Warrant Shares issuable in payment of such share dividend or share distribution;

provided, however, that if such record date shall have been fixed and such share dividend is not fully paid or if such share distribution is not fully made on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividend or distribution.

(c)          Adjustment in Number of Warrant Shares. When any adjustment is required to be made in the Exercise Price pursuant to subsections 2(a) or 2(b), the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

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(d)          Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time on and after the Effective Date shall make or issue, or fix a record date for the determination of holders of Warrant Shares entitled to receive, a dividend or other distribution payable in securities (including any right, warrant or option to subscribe for, or purchase, any securities (“Rights”)) of the Company (other than a distribution of Warrant Shares as described in subsection 2(b)) or in cash or other property, then and in each such event provision shall be made so that the Holder shall receive upon exercise hereof, in addition to the number of Warrant Shares issuable hereunder, the kind and amount of securities of the Company, cash or other property which the Holder would have been entitled to receive had this Warrant (and, if applicable, the Rights) been exercised on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained any such securities receivable during such period, giving application to all adjustments called for during such period under this Section 2 and the Company's Certificate of Incorporation, by-laws and/or other constitutional documents (collectively, the “Constitutional Documents”) with respect to the rights of the Holder.

(e)          Adjustment for Reorganization. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger other than pursuant to the Exchange Agreement dated on or about the date of this Warrant between the Company, Cell Source Ltd. and the shareholders who are parties to such agreement (the “Exchange Agreement”) involving the Company in which the Warrant Shares are converted into or exchanged for securities, cash and/or other property (other than a transaction covered by subsections 2(a), 2(b) or 2(d)) (collectively, a “Reorganization”), then, following such Reorganization, the Holder shall receive upon exercise hereof the kind and amount of securities, cash and/or other property which the Holder would have been entitled to receive pursuant to such Reorganization if such exercise had taken place immediately prior to such Reorganization.

(f)          Other Transactions. Without derogating from subsections 2 (d)-(e) above, and other than pursuant to the Exchange Agreement, in the event that the Company shall issue securities to its shareholders as a result of a split-off, spin-off or the like, then the Company shall only complete such issuance or other action if, as part thereof, allowance is made to protect the economic interest of the Holder either by increasing the number of Warrant Shares, adjusting the Exercise Price, and/or by procuring that the Holder shall be entitled, on economically proportionate terms, to acquire the securities of the spun-off or split-off entities.

(g)          Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price, the number of Warrant Shares and/or in any kind and amount of securities, cash or property to which the Holder shall be entitled pursuant to this Section 2, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than three (3) Business Days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate of the chief executive officer or the chief financial officer of the Company setting forth such adjustment or readjustment (including the adjusted number of Warrant Shares and/or adjusted Exercise Price and/or adjusted kind and amount of securities, cash and/or other property for which this Warrant shall be exercisable) and showing in detail the facts upon which such adjustment or readjustment is based.

3.          Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional share, but in lieu of such fractional share, the Company shall round up to the nearest whole Warrant Share the number of shares to be issued.

4.          Company Representations. The Company hereby represents and warrants on the Date of Issuance and any date of any exercise hereof (in whole or in part), that:

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(a)          it is a corporation duly organised, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to execute and deliver this Warrant, to issue and sell the Warrant Shares issuable upon exercise of this Warrant, and to carry out all of its obligations under this Warrant;

(b)          all corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Warrant, the performance of all obligations of the Company under this Warrant and the authorization, issuance (or, in the case of the Warrant Shares, reservation for issuance), sale and delivery of this Warrant and the Warrant Shares issuable upon exercise of this Warrant has been duly taken;

(c)          this Warrant constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms;

(d)          the issuance or sale of this Warrant and of the Warrant Shares upon exercise of this Warrant will not, in any case, be subject to any liens, encumbrances, charges, equities, claims and any rights of third parties, including any preemptive rights or rights of first refusal;

(e)          the Warrant Shares issuable upon exercise of this Warrant have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of this Warrant, will be duly and validly issued, fully paid and nonassessable;

(f)          this Warrant and the Warrant Shares issuable upon exercise will, in each case, be free of restrictions on transfer other than restrictions on transfer under U.S. federal and state securities laws; and

(g)          the offer, sale, execution and delivery of this Warrant (i) are not, and the performance by the Company of its obligations under this Warrant, including, without limitation, the issuance or sale of Warrant Shares upon exercise thereof, will not be, inconsistent with the Company's Constitutional Documents, (ii) do not and will not contravene any law, judgment or order applicable to the Company or its property and (iii) do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which the Company is a party or by which it or its property may be bound, or require the consent, approval, qualification, order or authorisation, the giving of notice to, the filing or registration with or the taking of any action in respect of or by, any governmental authority or agency or any other person.

5.          Transfers, etc.

(a)          This Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit II hereto) at the Principal Office of the Company.

(b)          The Company will maintain a register containing the name and address of the Holder of this Warrant. The Holder may change its address as shown on the warrant register by written notice to the Company requesting such change.

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6.          Limitation on Exercises.

a.           Notwithstanding anything to the contrary set forth in this Warrant, but without in any way limiting the aggregate number, as adjusted from time to time, of Warrant Shares into which this Warrant is exercisable, at no time may all or a portion of the Warrant be exercised if the number of shares of Common Stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares of Common Stock owned by the Holder at such time, the number of shares of Common Stock which would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”) and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time; provided, however, that upon the Holder providing the Company with sixty-one (61) days’ advance notice (the “4.99% Waiver Notice”) that the Holder would like to waive this Section 6 (a) with regard to any or all shares of Common Stock issuable upon exercise of this Warrant, this Section 6 will be of no force or effect with regard to all or a portion of this Warrant referenced in the 4.99% Waiver Notice.

b.           Notwithstanding anything to the contrary set forth in this Warrant, but without in any way limiting the aggregate number, as adjusted from time to time, of Warrant Shares into which this Warrant is exercisable, at no time may all or a portion of this Warrant be exercised if the number of shares of Common Stock to be issued pursuant to such exercise, when aggregated with all other shares of Common Stock owned by the Holder at such time, would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the U.S. Exchange Act and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock outstanding at such time (the “9.99% Beneficial Ownership Limitation” and the lower of the 9.99% Beneficial Ownership Limitation and the 4.99% Beneficial Ownership Limitation then in effect, the “Maximum Percentage”).

c.           By written notice to the Company, the Holder may from time to time decrease the Maximum Percentage to any other percentage specified in such notice

d.           For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section to correct this Section (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

7.          Termination. This Warrant (and the right to purchase securities upon exercise hereof) shall terminate on November 11, 2020 (the “Expiration Date”).

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8.          Payment of Taxes. The Company will pay all documentary, stamp and transfer taxes attributable to the issuance of this Warrant or the Warrant Shares upon the exercise of this Warrant.

9.          Notices of Record Date, etc. In the event:

a.           the Company shall take a record of the holders of Warrant Shares for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

b.           of any Reorganization (as defined in subsection 2(e) above), or any transfer of all or substantially all of the assets of the Company; or

c.           of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will send or cause to be sent to the Holder a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such Reorganization, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Warrant Shares shall be entitled to exchange their Warrant Shares for securities, cash and/or other property deliverable upon such Reorganization, transfer, dissolution, liquidation or winding-up. Such notice shall be sent at least twenty-one (21) Business Days prior to the record date or effective date for the event specified in such notice.

10.         Reservation of Shares. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other securities, cash and/or property, as from time to time shall be issuable upon the exercise of this Warrant and if at any time the number of authorized but unissued class of its Warrant Shares shall not be sufficient to effect the exercise of this Warrant, without derogating from such other remedies as shall be available to the Holder, the Company shall take such corporate action as may be necessary to increase its authorized but unissued class of its Warrant Shares to such sufficient number of shares.

11.         Exchange or Replacement of Warrants.

a.           Upon the surrender by the Holder of this Warrant, properly endorsed, to the Company at the Principal Office of the Company, the Company will, subject to the applicable provisions of this Warrant, issue and deliver to or upon the order of the Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of the Holder or as the Holder may direct, calling in the aggregate for the number of Warrant Shares (and/or other securities, cash and/or other property) then issuable upon exercise of this Warrant.

b.           Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft or destruction of this Warrant or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor and date.

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12.         Notices. All notices and other communications from the Company to the Holder in connection herewith shall be delivered personally or via a reputable international overnight courier service or mailed by certified or registered mail, postage prepaid, to the address last furnished to the Company in writing by the Holder. All notices and other communications from the Holder to the Company in connection herewith shall be delivered personally or sent via a reputable international overnight courier service or mailed by certified or registered mail, postage prepaid, to the Company at its Principal Office. If the Company should at any time change the location of its Principal Office to a place other than as set forth above, it shall give prompt written notice to the Holder and thereafter all references in this Warrant to the location of its Principal Office at the particular time shall be as so specified in such notice. All such notices and communications shall be deemed delivered (i) in case of personal delivery or delivery by courier as aforesaid, upon receipt; or (ii) seven (7) days after being sent by certified or registered mail, return receipt requested, postage prepaid.

13.         No Rights as Shareholder. Until the exercise of this Warrant, the Holder shall not have or exercise any rights by virtue hereof as a shareholder of the Company. Notwithstanding the foregoing, (a) in the event (i) the Company effects a split of the Warrant Shares by means of a share dividend and the Exercise Price of and the number of Warrant Shares are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), and (ii) the Holder exercises this Warrant between the record date and the distribution date for such share dividend, the Holder shall be entitled to receive, on the distribution date, the share dividend with respect to the Warrant Shares acquired upon such exercise, notwithstanding the fact that such Warrant Shares were not outstanding as of the close of business on the record date for such share dividend and (b) nothing in this Section shall derogate from (a) Yeda’s rights under the Research and Licence Agreement between Yeda Research and Development Company Limited (“Yeda”) and Cell Source Limited dated October 3, 2011, as amended and as the same may be further amended from time to time (the “R&L Agreement”) or as a shareholder of the Company separate and apart from this Warrant; or (b) the adjustment provisions of Section 2.

14.         Amendment or Waiver. Any term of this Warrant may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Holder of this Warrant. No waivers of any right, term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such right, term, condition or provision.

15.         Section Headings. The section headings in this Warrant are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

16.         Governing Law. This Warrant will be governed by and construed in accordance with the internal laws of the State of Israel, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

17.         Facsimile Signatures; Counterparts. This Warrant may be executed by facsimile signature and in separate counterparts, each of which will together constitute one and the same instrument.

18.         Preamble; Forms. The preamble and heading to this Warrant and the Forms of Exercise and Assignment attached hereto form an integral part of this Warrant.

19.         Invalidity. In case any provision of this Warrant shall be invalid or unenforceable in any respect in any jurisdiction, that shall not affect (a) the validity and enforceability in that jurisdiction of the remaining terms and provisions of this Warrant or (b) the validity or enforceability in other jurisdictions of that or any other provision of this Warrant.

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20.         No Avoidance. In addition to, and without derogating from any of the foregoing, the Company will not, by amendment of its Constitutional Documents, charters of the Board or any committee thereof, and other governing documents or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance of any of the terms and provisions to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all of the provisions of this Warrant and in the taking of all action as may be appropriate or necessary in order to protect any of the rights granted to the Holder under this Warrant from impairment.

21.         Registration Rights. In the event that the Company, and/or any successor thereof shall grant registration rights with respect to securities, or register securities belonging, to any of: Yitzhak Mordechai (Isaac) Braun, Israel I.D. number 051824605, Sa'ar Ya'akov Yehuda Dickman, Israel I.D. number 028868909, Itamar Shimrat, Israel I.D. number 055921696, Yoram Nathan Drucker, Israel I.D. number 059795252 or those unlimited liability corporations comprising the Investor, as defined in the Investment Agreement, dated October 2, 2011, between Cell Source Limited and the Investor and/or any record or beneficial shareholder of any such unlimited liability corporation (or any "family member" (as defined in the Securities Law, 1968) of any of the foregoing and/or any company or other entity in which any of foregoing and/or an family member thereof is an "interested party" (baal inyan) (as defined in the Securities Law, 1968), such registration rights shall be simultaneously granted to Yeda or an equivalent number of shares (including Warrant Shares) of Yeda shall be so registered, as the case may be. This section shall survive the full exercise and/or the Expiration Date of this Warrant and shall expire on the same terms and conditions as those registration rights granted to the foregoing persons (other than Yeda), provided that in no event shall this section expire prior to five years following full exercise of this Warrant, provided further that this Section shall be null and void if all of the Warrant Shares that may be acquired upon exercise of this Warrant may be sold under Rule 144 under the U.S. Securities Act without volume or manner of sale limitation.

22.         R&L Agreement. Without derogating from the Holder's rights under this Warrant or by law to any other or additional remedy or relief, any material breach by the Company of this Warrant shall be deemed a material breach of the R&L Agreement by the Company, which may result in the termination of the R&L Agreement in accordance with clause 13.3 thereof.

23.         Restriction on Transfers. This Warrant may not be transferred at any time without (i) registration under the US Securities Act or (ii) an applicable exemption from such registration as set forth in a written opinion of Mayer Brown LLP or other reputable legal counsel reasonably acceptable to the Company, addressed to the Company, that the proposed transfer of the Warrant may be effected without registration under the U.S. Securities Act, which opinion will be in form reasonably satisfactory to the Company.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,

SIGNATURE PAGE FOLLOWS]

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EXECUTED as of the Date of Issuance indicated above.

Cell Source Inc.

By:
Name:
Title:

Holder:

By:
Name:
Title:

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EXHIBIT I

EXERCISE FORM

To:_________________	Dated:____________

The undersigned, pursuant to the provisions set forth in the attached Warrant (No. ___), hereby elects to purchase (check applicable box):

☐          ____ Warrant Shares of Cell Source Inc. covered by such Warrant; or

☐         the maximum number of Warrant Shares covered by such Warrant pursuant to the cashless exercise procedure set forth in subsection 1(b) thereof.

The undersigned herewith makes payment of the full Exercise Price for such shares at the price per share provided for in such Warrant, as adjusted to date pursuant to the provisions of such Warrant. Such payment takes the form of (check applicable box or boxes):

☐	US$______; and/or

☐	the cancellation of such portion of the attached Warrant as is exercisable for a total of _____ Warrant Shares (using a Fair Market Value of _____ per share for purposes of this calculation) in accordance with the formula set forth in subsection 1(b) thereof; and/or

☐	the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 1(b) thereof, to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 1(b) thereof.

Signature:

Address:

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EXHIBIT II

ASSIGNMENT FORM

FOR VALUE RECEIVED, ________________________________________ (the “Assignor”) hereby sells, assigns and transfers all of the rights and obligations of the undersigned under the attached Warrant (No. ____) with respect to the number of Warrant Shares of Cell Source Inc. covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares

The assignee hereunder hereby accepts the rights and obligations of the Assignor under the above listed Warrant as of the date of the assignment.

Assignor:

Dated:	Signature:

Assignee:

Dated:	Signature:

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